WARRANT TERMINATION AGTtE~Iki~NT THIS WARRANT TERMINATION AGREEMENT (this "A rah erxient") is made 'and entered into as of this 28th day of December, 201 S, by anal between the Federal Deposit Insurat3ce Corporation (the "FDIC") ar~d Talmer Bancorp, Inc., a Michigan corporation {the "Compar~X"), the holding company far Talmer Banlc and Trust, a Michigan state-chartered bank (the "Bank"). ~L~CP~'ALS WI-iEREAS, in connection with the Bank's acquisition of C~ Bancorp from the FDIC, as receiver, the Company issued warrants to purchase 390,000 shares o~ the Company's Class B Non-Voting Common Stock (the "Common Shares") to the ~`DIC pursuant to a Warrant to Purchase Common Sfiocic of First Michigan Bancorp, Inc. dated Aprii 30, 2010 (the "Warrant Agreement"); WHEREAS, the I'DIC has accepted tha Bank's offer for the early termination of the Bank's loss share agree[nents with respect to the Banlc's acquisitio~x of CF Bancorp, fort Huron, Michigan, First Banking Center, Burl'sngton, Wisconsin, Peoples State Bank, Hamtramck, Michigan, and Community Centrat Bank, Mount Clemens, Michigan from the FDIC, as receiver (the "Termination Offer•"), pursuant to a termination agreement entered into between the Banlc, the FDIC, as receiver, of tl~e above-named institutions and the FDIC; WHEREAS, under tk~e terms of Che Termination Offer, the parties desire to terminate the Warrant Agx•eement on the terns and conditions set forth in this Agreement {the "Warrant Termination Transaction"); WHEREAS, the FDIC has not assigned, transferred or otherwise disposed of any right, title or interest in or to the Warrant Agreement or exercised the right to purchase any of the Common Shares pursua~~t to the Warrant Agreement. NOW, THERERORE, in consideration o£ the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby aclrnowledged, the parties agree as fol{ows: ARTICLE I PAYMENT ANll TEI2MTNATION 1. Payment of Termination Amount. The closing of the transactions contemplated hereby shall take plane concurrently with the executioza hereof (the "Closing Date"). On the Closing Date, the Company shall pay or cause to be paid to the FDIC by vc~ire transfer in immediately available funds $4,563,000 (the "Termination Amount"). 2. Terirninatian of Warrant Agreement, F,ffective as of the Closing Date and upon payment of the Termination Amount, the Warra~lC Agteeznei~t shall be terminated and cancelled in its entirety and shall be null and void with no further force or effect, and no pa~~ty hereto ar thereto shall have any further rights, duties or obligations under th.e Wazrant Agreement.

AR.T~CL~, iI REPRESENTATIONS AND WA12R~1.N'~IES OF THE FDIC Tlie FDIC hereby represents and warrants to the Company as of the Closing Dale, ai d sr,~ch representations and wart•anties shall survive the Closing Date, t}aat: 1. Valid and Enforceable Agreement; Authorization, This Agreement has been duly executed and delivered by the FDIC and, assuming the due execution and delivery of this Agreement by all parties thereto, constitutes a legal, valid and binding obligation of the FDIC, enforceable a~aii~st the FDIC in accordance ~c7✓ith its terms, except as limiter! by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other simitat• laws of general applioation affecting enforcement of creditors' rights generally and general principles of equity. The FDIC has duly Taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. 2, Ownership. The FDIC holds good and valid title to the Warra~~t Agreement free and clear of any liens, charges, claims, pledges, security interests or other encumbrances, whether arising by agreement, operation of lar~v or otherwise, and there are no restrictions on the FDIC°s right to terminate the Warrant Agreement, and the FDIC has ~Zot exercised the right to purchase any of the Common Shares pursuant to the Warrant Agreernetlt. ARTICLE TII REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company hereby represents and warrants to the FDIC as of the Closing Date, and such representations and wa~•ranties shall survive the Closing Date, that; 1. Valid and Enforceable A~reementi Authorization. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by the FDIC, constitutes a Legal, valid and binding obligation of the Company, enforceable against the Company in aceordai~ce with its term, except as limited by appticable bankruptcy, insolvency, reorganization, mar~torium, fraudulent conveyance and other similar laws of general applicAtion affecting enforcement of creditors' rights generally and general principles of equity. The Company has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. ARTICLE ~V MISCELLANEOUS PROVISIUNS 1. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect fa the subject matter hereof and supersedes all prior written and contemporaneous oral agreements, represe~~ta.tions, warranties, contracts, correspondence, conversations, memoranda and unders~indings between or among tk~e parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents. 2, Assignment; Binding A~eeement. AlI terms and conditions of this Agreement shall be binding on the partres hereto and their successors and assigns. 3. Counterparts. This Agreement may be executed in counterparts, each. of which shall be deemed an original, but both of whioh taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deerr►ed for alf purposes as constituting good and valid execution azld delivery of this Agreement by such Pa~Y• 4. Governtn Lg ,aw. The validity and ef~ecY of fhis Agreement shall be construed and enforced in accordance with, and the rights of the pac~ties shall be governed by, the federal Iaw of the United States, and i~~ the absence of controlling federal law, in accordance with the law of the State of Michiga~i. 5. No Third Paz~ty Beneficiaries ox Other Ria,.hts. Nothing herein shall grant to or create in any person not a party hereto any right to any benefits hcre~.tnder, and na such party shall be entitled to sue any party to this Agreement with respect thereto. 6. Waiver; Consent. This Agreement and its terms may not be changed, atne~ided, waived, germinated, augmented, rescinded or discharged (other than in accordance wrth its terms), in whole ar in part, except by a writing executed by the parties hereto. 7. further Assurances. Each party hereto hereby agrees to execute and delive►•, or cause to b~ executed and delivered, such othea~ documents, instruments and agreements, and take such other actions consistent with the terms of this Agreement as ►nay be reasonably necessary in order to accomplish the transactions cont~znplated by this Agreement. 8. Costs and Expenses. Each patty hereto shalt each pay its own respective costs and expenses incurred in canzlection with the negotiation, preparation, execution and performance of Chis Agreement. . 9. Severability. If any one ox more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, Iegality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby. [Si~nadure Page Follows)

IN WITNESS WHEREOF, each of the parties hereto has caused this Warrant Termination Agreement to be executed as of the date first above written.

TALMER BANCORP, INC.

By: [signature]
Name: David Provost
Title: Chief Executive Officer

FEDERAL DEPOSIT INSURANCE CORPORATION

By: [signature]
Name: Sharon L. Yore
Title: Associate Director, DRR